Exhibit 99.1

LAZYDAYS REPORTS THIRD QUARTER 2022 FINANCIAL RESULTS

Tampa, FL (November 3, 2022) – Lazydays (NasdaqCM: LAZY) today reported financial results for the third quarter ended September 30, 2022.

Third quarter revenue increased to $333.8 million from $318.7 million in the third quarter of 2021.

Third quarter 2022 net income per diluted share was $0.35 compared to $1.16 in the third quarter of 2021. Adjusted third quarter 2022 net income per diluted share was $0.54 compared to $1.16 for the same period in 2021. Third quarter net income for the quarter was $7.7 million, compared to $31.0 million in the third quarter of 2021. Third quarter 2022 adjusted net income was $11.1 million, compared to $28.8 million for the same period in 2021.

As shown in the attached non-GAAP reconciliation tables, the 2022 third quarter adjusted results exclude a net non-core charge of $0.19 related to the effects of our LIFO adjustment, changes in fair value of warrant liabilities, and certain compliance, legal and executive transition costs. Net non-core charges had no impact on 2021 per share third quarter adjusted results.

Corporate Development

In July 2022 we acquired Dave’s Claremore RV in Tulsa, Oklahoma. In October 2022 we added sales operations to our existing service store in Houston, Texas. We estimate these locations will add anticipated annual revenues of over $60 million. With these additions, we operate 18 stores across the United States.

Balance Sheet Update and Share Repurchases

We ended the third quarter with $100.8 million in cash and $61.7 million in availability under our credit facility. Additionally, approximately $20 million of our real estate is currently unfinanced, which we estimate could provide $15 million in capital, for total potential liquidity of $177.5 million.

Year to date through November 3, 2022, we have deployed $44.3 million to repurchase approximately 2.7 million shares of common stock at a weighted average price of $16.54 per share. This represents 18.6% of shares outstanding. Under our existing repurchase authorization, approximately $13.7 million remains available.

Leadership Updates

As previously announced, John North was named Chief Executive Officer on September 6, 2022. Nick Tomashot announced his intention to resign as Chief Financial Officer effective November 15, 2022. He will remain as an advisor through October 31, 2023.

Kelly Porter joined Lazydays on October 31, 2022. She will assume the role of Chief Financial Officer upon the resignation of Mr. Tomashot. In connection with the commencement her service, Lazydays granted Ms. Porter a restricted stock unit award covering 55,762 shares of common stock. This award was granted as an inducement material to Ms. Porter becoming a new employee in accordance with The Nasdaq Stock Market Listing Rule 5635(c)(4). This restricted stock unit award will vest over three years, with one-third of the award vesting annually on October 31, 2023, 2024 and 2025.

Conference Call Information:

The Company has scheduled a conference call at 10:00 AM Eastern Time on Thursday, November 3, 2022 that will also be broadcast live over the internet.

The conference call may be accessed by telephone at (888) 440-6203 using Conference ID 1488544. To listen live on our website or for replay, visit https://www.lazydays.com/investor-relations.

ABOUT LAZYDAYS RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides the best RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays RV has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

●	Our ability to improve store performance;
●	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to improve earnings and achieve returns on investments;
●	Anticipated revenues from acquired and open point stores; and
●	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Contact:

Angela Johnson

+1 (813) 204-4099

investors@lazydays.com

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Results of Operations

(Dollar amounts in thousands except for share and per share data)

	For the Three Months Ended September 30		% Increase	For the Nine Months Ended September 30,		% Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues
New vehicle retail	$203,456	$181,395	12.2%	$640,078	$550,366	16.3%
Pre-owned vehicle retail	90,725	101,189	(10.3)%	319,655	260,592	22.7%
Vehicle wholesale	6,622	3,197	107.1%	18,850	9,917	90.1%
Finance and insurance	18,574	20,130	(7.7)%	61,591	54,476	13.1%
Service, body and parts, other	14,381	12,817	12.2%	43,297	37,161	16.5%
Total revenues	333,758	318,728	4.7%	1,083,471	912,512	18.7%

Cost of sales
New vehicle	169,447	144,220	17.5%	517,161	446,746	15.8%
Pre-owned vehicle	70,468	74,526	(5.4)%	242,378	194,424	24.7%
Vehicle wholesale	6,812	3,085	120.8%	19,226	9,391	104.7%
Finance and insurance	681	611	11.5%	2,227	1,795	24.1%
Service, body and parts, other	6,603	6,678	(1.1)%	19,932	18,152	9.8%
LIFO	3,904	(655)	NM	8,230	1,409	NM
Total cost of sales	257,915	228,465	12.9%	809,154	671,917	20.4%

Depreciation and amortization	4,202	3,717	13.0%	12,338	10,276	20.1%
Selling, general, and administrative expenses	55,820	48,407	15.3%	174,569	132,452	31.8%
Income from operations	15,821	38,139	(58.5)%	87,410	97,867	(10.7)%
Other income/expenses
PPP loan forgiveness	-	-		-	6,626	(100.0)%
Interest expense	(4,603)	(2,006)	129.5%	(10,900)	(5,733)	90.1%
Change in fair value of warrant liabilities	(521)	2,162	(124.1)%	10,671	(11,090)	(196.2)%
Inducement Loss on Warrant Conversion	-	-		-	(246)	(100.0)%
Total other income (expense)	(5,124)	156	NM	(229)	(10,443)	NM
Income before income tax expense	10,697	38,295	(72.1)%	87,181	87,424	(0.3)%
Income tax expense	(3,032)	(7,326)	(58.6)%	(19,388)	(22,299)	(13.1)%
Net income	$7,665	$30,969	(75.2)%	$67,793	$65,125	4.1%
Dividends on Series A Convertible Preferred Stock	(1,210)	(1,210)	0.0%	(3,590)	(3,591)	(0.0)%
Net income attributable to common stock and participating securities	$6,455	$29,759	(78.3)%	$64,203	$61,534	4.3%

EPS:
Basic	$0.38	$1.69	(77.5)%	$3.57	$3.58	(0.3)%
Diluted	$0.35	$1.16	(69.8)%	$2.39	$2.90	(17.6)%
Weighted average shares outstanding:
Basic	11,132,317	11,556,423	(3.7)%	11,930,649	11,146,020	7.0%
Diluted	11,883,985	14,924,531	(20.4)%	13,351,591	13,774,331	(3.1)%

NM - Not meaningful

Total Results Summary

	Three Months Ended		%	Nine months ended		%
	September 30		Increase	September 30		Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Gross Margin
New Vehicle Retail	16.7%	20.5%	(378) bps	19.2%	18.8%	38 bps
Pre-Owned Vehicle Retail	22.3%	26.3%	(402)	24.2%	25.4%	(122)
Vehicle Wholesale	(2.9)%	3.5%	(637)	(2.0)%	5.3%	(730)
Finance & Insurance	96.4%	97.0%	(61)	96.4%	96.7%	(30)
Service, Body & Parts	54.1%	47.9%	617	54.0%	51.2%	280
Total Gross Margin	22.7%	28.3%	(560)	25.3%	26.4%	(105)
Total Gross Margin (Ex-LIFO)	23.9%	28.1%	(422)	26.1%	26.5%	(44)

Unit Sales
New Vehicle Retail	2,377	2,192	8.4%	7,103	7,097	0.1%
Used Vehicle Retail	1,335	1,417	(5.8)%	4,410	3,917	12.6%
Total Retail Units Sold	3,712	3,609	2.9%	11,512	11,010	4.6%

Average Selling Price
New Vehicle Retail	$85,594	$82,753	3.4%	$90,126	$77,571	16.2%
Used Vehicle Retail	67,959	71,411	(4.8)%	72,484	66,562	8.9%

Average Gross Profit Per Unit (ex-LIFO)
New Vehicle Retail	$14,308	$16,959	(15.6)%	$17,307	$14,604	18.5%
Used Vehicle Retail	15,174	18,816	(19.4)%	17,523	16,901	3.7%
Finance and Insurance	4,820	5,408	(10.9)%	5,157	4,785	7.8%
Total Vehicle Retail	19,388	23,128	(16.2)%	22,514	20,254	11.2%

Revenue Mix
New Vehicle Retail	61.0%	56.9%		59.1%	60.3%
Pre-Owned Vehicle Retail	27.2%	31.7%		29.5%	28.6%
Vehicle Wholesale	2.0%	1.0%		1.7%	1.1%
Finance & Insurance	5.6%	6.3%		5.7%	6.0%
Service, Body & Parts, Other	4.2%	4.1%		4.0%	4.0%
	100.0%	100.0%		100.0%	100.0%

Gross Profit Mix
New Vehicle Retail	44.8%	41.2%		44.8%	43.1%
Pre-Owned Vehicle Retail	26.7%	29.5%		28.2%	27.5%
Vehicle Wholesale	(0.3)%	0.1%		(0.1)%	0.2%
Finance & Insurance	23.6%	21.6%		21.6%	21.9%
Service, Body & Parts, Other	10.3%	6.8%		8.5%	7.9%
LIFO	(5.1)%	0.8%		(3.0)%	(0.6)%
	100.0%	100.0%		100.0%	100.0%

Other Metrics

	Adjusted		As Reported		Adjusted		As Reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021	2022	2021	2022	2021
SG&A as a % of revenue	17%	15%	16%	15%	16%	14%	16%	14%

SG&A as a % of gross profit	73%	53%	73%	53%	63%	54%	63%	54%

Operating income as a % of revenue	6%	12%	5%	12%	9%	11%	8%	11%

Operating income as a % of gross profit	25%	43%	21%	42%	35%	42%	32%	41%

Pre-tax income as a % of revenue	4%	12%	3%	12%	8%	10%	8%	10%

Net income as a % of revenue	3%	9%	2%	10%	6%	8%	6%	7%

Same-Store Results Summary

	Three months ended		%	Nine months ended		%
	September 30		Increase	September 30		Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenue
New Vehicle Retail	$183.8	$181.4	1.3%	$550.9	$550.4	0.1%
Pre-Owned Vehicle Retail	83.3	101.2	(17.7)%	289.0	260.6	10.9%
Vehicle Wholesale	6.2	3.2	93.5%	17.4	9.9	75.7%
Finance & Insurance	17.0	20.1	(15.5)%	54.2	54.5	(0.5)%
Service, Body & Parts, Other	13.3	12.8	3.5%	38.0	37.2	2.4%
Total Revenue	303.5	318.7	(4.8)%	949.5	912.5	4.1%

Gross Profit
New Vehicle Retail	$30.4	$37.2	(18.2)%	$103.6	$103.6	(0.0)%
Pre-Owned Vehicle Retail	18.3	26.7	(31.3)%	68.4	66.2	3.3%
Vehicle Wholesale	(0.2)	0.1	NM	(0.4)	0.5	NM
Finance & Insurance	16.4	19.5	(15.9)%	52.3	52.7	(0.7)%
Service, Body & Parts, Other	7.2	6.1	17.8%	20.7	19.0	8.8%
LIFO	(3.9)	0.7	NM	(8.2)	(1.4)	NM
Total Gross Profit	68.3	90.3	(24.4)%	236.3	240.6	(1.8)%

Gross Margin
New Vehicle Retail	16.5%	20.5%	(395) bps	18.8%	18.8%	(2) bps
Pre-Owned Vehicle Retail	22.0%	26.3%	(435)	23.7%	25.4%	(173)
Vehicle Wholesale	(3.2)%	3.5%	(668)	(2.3)%	5.3%	(759)
Finance & Insurance	96.5%	97.0%	(43)	96.5%	96.7%	(18)
Service, Body & Parts	54.5%	47.9%	666	54.4%	51.2%	324
Total Gross Margin	22.5%	28.3%	(582)	24.9%	26.4%	(148)
Total Gross Margin (Ex-LIFO)	23.8%	28.1%	(433)	25.8%	26.5%	(76)

Unit Sales
New Vehicle Retail	2,123	2,192	(3.1)%	5,950	7,095	(16.1)%
Used Vehicle Retail	1,212	1,417	(14.5)%	3,900	3,915	(0.4)%
Total Retail Units Sold	3,335	3,609	(7.6)%	9,850	11,010	(10.5)%

Average Selling Price
New Vehicle Retail	$86,569	$82,753	4.6%	$92,584	$77,571	19.4%
Used Vehicle Retail	68,718	71,411	(3.8)%	74,093	66,562	11.3%

Average Gross Profit Per Unit (ex-LIFO)
New Vehicle Retail	$14,319	$16,959	(15.6)%	$17,408	$14,604	19.2%
Used Vehicle Retail	15,118	18,816	(19.7)%	17,532	16,901	3.7%
Finance and Insurance	4,925	5,408	(8.9)%	5,312	4,785	11.0%
Total Vehicle Retail	19,475	23,128	(15.8)%	22,728	20,254	12.2%

NM - Not meaningful

Other Highlights

	As of
	September 30, 2022	December 31, 2021	September 30, 2021

Store Count
Dealership	17	15	15
Service Center	1	1	1

Days Supply*

New vehicle inventory	136	83	91

Used vehicle inventory	109	58	89

* Days supply calculated based on current inventory levels and a 90 day historical average cost of sales level.

Financial Covenants

	Requirement	As of September 30, 2022

Fixed charge coverage ratio	Not less than 1.25 to 1	2.94 to 1

Leverage ratio	Not more than 3.0 to 1	0.21 to 1

Condensed Consolidated Balance Sheets

(Dollar amounts in thousands except for share and per share data)

	As of	As of
	September 30, 2022	December 31, 2021
Cash	$100,774	$98,120
Receivables, net	25,079	30,604
Inventories	319,436	242,906
Other current assets	9,616	4,005
Total current assets	454,905	375,635

Property and equipment, net	145,217	120,748
Intangible assets, net	166,958	168,118
Other assets	29,986	33,627
Total assets	$797,066	$698,128

Floor plan notes payable, net	290,298	192,220
Other current liabilities	58,514	74,130
Total current liabilities	348,812	266,350

Financing liability, non-current portion, net	108,990	102,466
Long term debt, non-current portion, net	10,924	13,684
Other current liabilities	41,231	54,519
Total liabilities	509,957	437,019

Series A Convertible Preferred Stock	54,983	54,983

Stockholders’ Equity	232,126	206,126
Total liabilities and stockholders’ equity	$797,066	$698,128

Condensed Statements of Cash Flows

(Dollar amounts in thousands)

	For the nine months ended September 30, 2022	For the nine months ended September 30, 2021

Cash Flows From Operating Activities
Net income	$67,793	$65,125
Adjustments to reconcile net income to net cash
provided by operating activities:
Stock based compensation	2,083	815
Bad debt expense	76	11
Depreciation and amortization of property and equipment	6,893	6,068
Amortization of intangible assets	5,445	4,208
Amortization of debt discount	248	178
Non-cash lease expense	131	42
Loss (gain) on sale of property and equipment	(18)	136
PPP loan forgiveness	-	(6,626)
Change in fair value of warrant liabilities	(10,671)	11,090
Inducement loss on warrant conversion	-	246
Changes in operating assets and liabilities:
Receivables	5,884	(8,770)
Inventories	(68,046)	(4,801)
Prepaid expenses and other	(1,027)	(1,229)
Income tax receivable/payable	(4,584)	2,976
Other assets	(591)	(109)
Accounts payable, accrued expenses and other current liabilities	(11,124)	16,872

Total Adjustments	(75,301)	21,107

Net Cash (Used In) Provided By Operating Activities	(7,508)	86,232

	For the nine months ended September 30, 2022	For the nine months ended September 30, 2021
Net cash provided by operating activities
As Reported	$(7,508)	$86,232
Floor plan notes payable, net	89,835	(23,995)
Adjusted	$82,327	$62,237

Reconciliation of Non-GAAP Adjustments

	Three months ended		Nine months ended
	September 30		September 30
	2022	2021	2022	2021
Net Income	$7.7	$31.0	$67.8	$65.1
Basic Earnings per share	$0.38	$1.69	$3.57	$3.58
Fully diluted earnings per share	$0.35	$1.16	$2.39	$2.90

Adjustments (pre-tax)
LIFO Adjustment	$3.9	($0.7)	$8.2	$1.4
Transaction costs	-	0.7	0.1	1.5
PPP Loan forgiveness	-	-	-	(6.6)
Gain/(Loss) on sale of property and equipment	-	-	-	-
Loss (gain) on change in fair value of warrant liabilities *	0.5	(2.2)	(10.7)	11.1
Inducement loss on warrant conversions	-	-	-	0.2
Compliance/Legal costs/Executive Transitions	0.1	-	0.6	-
Tax impact of adjustments at effective rate	(1.1)	(0.0)	(2.0)	0.8
Net Adjustments	$3.4	($2.1)	($3.8)	$8.4

Adjusted Net Income	$11.1	$28.8	$64.0	$73.5
Basic Earnings per share	$0.58	$1.69	$3.36	$4.07
Fully diluted earnings per share	$0.54	$1.16	$2.74	$3.29

* In periods where the change in fair value of warrant liabilties is a gain, the diluted EPS calculation is not affected by this line item

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